UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	NOTE.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, the Compensation Committee (the "Committee") of the Board of Directors of FiscalNote Holdings, Inc. (the “Company”) adopted a written plan formalizing the Company's annual cash incentive program for executive officers for the 2023 fiscal year (the “2023 Short-Term Incentive Plan”).

Under the 2023 Short-Term Incentive Plan, each executive officer’s annual cash incentive payout for fiscal 2023 will be based primarily upon the Company’s achievement relative to the following financial performance measures:

•
GAAP Revenue: The Company’s consolidated revenue determined in accordance with U.S. generally accepted accounting principles for fiscal 2023.

•
Run Rate Revenue: The Company’s consolidated annualized subscription revenue as of a given measurement date, plus the last twelve months’ non-subscription revenue as of December 31, 2023.

•
Adjusted EBITDA: The Company’s earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash and other items not indicative of ongoing operations, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission, for fiscal 2023.

Each executive officer’s payout relative to such officer’s annual bonus target will be determined after the close of the fiscal year ended December 31, 2023 as follows:

•
Relative Weighting: The financial performance measures are assigned relative weightings of (1) 40% - GAAP Revenue, (2) 20% - Run Rate Revenue and (3) 40% - Adjusted EBITDA.

•
Threshold & Maximum Performance Levels: In respect of each measure, 60% of the target payout attributable to that measure will be earned if threshold performance is achieved, 100% will be earned if target performance is achieved, and 140% will be earned if maximum performance is achieved. No amount will be earned for performance below threshold, and no additional amount will be earned for performance above maximum. Payout amounts for performance between threshold and target or target and maximum will be determined via straight-line interpolation.

•
Individual & DEIBA Modifiers: After an officer’s pay outcome is initially determined based upon the Company’s financial performance as described above (the “Initial Bonus Amount”), the Committee shall assess such officer’s performance relative to (1) individual goals related to such officer’s department or function and (2) individual goals intended to advance the Company’s broader diversity, equity, inclusion, belonging and accessibility (“DEIBA”) objectives. The Committee may, in its discretion, modify an officer’s Initial Bonus Amount positively or negatively by up to 10% based upon such officer’s individual performance and DEIBA-related performance during the year (for a maximum modification of up to 20%). The resulting amount, after the application of each such modifier, shall be such officer’s cash incentive payable under the 2023 Short-Term Incentive Plan.

The 2023 Short-Term Incentive Plan is administered by the Committee and is subject to its oversight and modification, including adjustment to the financial performance targets in the event of material transactions occurring in the course of the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By: /s/ Todd Aman
Name: Todd Aman
Title: General Counsel

Date: June 9, 2023